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                                                                    Exhibit 23.7


                  [LETTERHEAD OF RBC DOMINION SECURITIES INC.]


                     CONSENT OF RBC DOMINION SECURITIES INC.


We hereby consent to the inclusion of our opinion in the Registration Statement on Form S-4 of Gold Reserve Corporation and Gold Reserve Inc. and to the reference to this firm under the caption "Financial Advisors" in the proxy statement/joint prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1993, as amended.




                                  /s/ RBC Dominion Securities Inc.



November 27, 1998